UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2016

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 26, 2016, VMware, Inc. (“VMware” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2016. The press release, which includes information regarding VMware’s use of non-GAAP financial measures, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, VMware announced the appointment of Sanjay Poonen as Chief Operating Officer, Customer Operations, and the appointments of Raghu Raghuram and Rajiv Ramaswami to co-lead a new Products and Cloud Services organization as Chief Operating Officers, Products and Cloud Services.

Prior to his appointment, Mr. Poonen had served as VMware’s Executive Vice President and General Manager, End-User Computing, Head of Global Marketing since April 2016. He joined VMware as Executive Vice President and General Manager, End-User Computing in August 2013. Prior to joining VMware, he spent more than seven years at SAP AG, a maker of enterprise data base solutions, serving as President and Corporate Officer of Platform Solutions and the Mobile Division from April 2012 until July 2013. Previously, he served as President of Global Solutions from November 2010 to March 2012, as Executive Vice President of Performance Optimization Apps from June 2008 to September 2009 and Senior Vice President of Analytics from April 2006 to May 2008. Mr. Poonen’s over 20 years of technology industry experience also included executive-level positions with Symantec and Veritas, and product management and engineering positions with Alphablox, Apple, Inc. and Microsoft Corporation.

Prior to his appointment, Mr. Raghuram had served as VMware’s Executive Vice President, Software-Defined Data Center Division since April 2012. Mr. Raghuram joined VMware in 2003 and has held multiple product management and marketing roles. Mr. Raghuram served as Senior Vice President and General Manager, Cloud Infrastructure and Management, Virtualization and Cloud Platforms, and Enterprise Products, from December 2009 through March 2012. Mr. Raghuram previously served as Vice President of VMware’s Server Business Unit and of Product and Solutions Marketing from September 2003 through December 2009. Prior to VMware, Mr. Raghuram held product management and marketing roles at Netscape and Bang Networks.

Prior to his appointment, Mr. Ramaswami had served as VMware’s Executive Vice President and General Manager of its Networking and Security business since April 2016. Before that, he was executive vice president and general manager of the Infrastructure & Networking Group of Broadcom Corporation, a semiconductor company, from 2010. Previously he was Vice President and General Manager of the Cloud Services and Switching Technology Group at Cisco Systems, Inc., where he also served as Vice President and General Manager for a variety of business units in Optical, Switching and Storage Networking. Prior to joining Cisco, he served in various technical and leadership positions at Xros, Tellabs and IBM’s Thomas J. Watson Research Center. Mr. Ramaswami is a member of the board of directors of NeoPhotonics Corporation.

Information required by Item 404(a) of Regulation S-K with respect to Mr. Poonen is incorporated by reference to page 77 of VMware’s definitive proxy statement dated April 13, 2016 filed with the Securities and Exchange Commission on Schedule 14A and attached hereto as Exhibit 99.2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2016, the Board of Directors of VMware approved a change to the Company’s fiscal year (which currently ends on December 31 of each calendar year) whereby each fiscal year will consist of a 52- or 53-week period ending on the Friday nearest to January 31 of each year. The change in the Company’s fiscal year will be effective January 1, 2017 with the period ending February 3, 2017, which will be reported as a transition period. Accordingly, the Company’s first full fiscal year under its revised fiscal calendar will begin February 4, 2017 and end February 2, 2018. Following the change, the Company’s fiscal periods will correspond with those of Dell Technologies Inc., which acquired EMC Corporation, VMware’s controlling stockholder, on September 7, 2016.

The Company will include results for the transition period, beginning January 1, 2017 and ending February 3, 2017, in the first Form 10-Q that it will file in fiscal year 2018 for the fiscal quarter ending May 5, 2017. The Company will not file a separate transition report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of VMware, Inc. dated October 26, 2016

99.2	Excerpt from page 77 of VMware, Inc. Proxy Statement Scheduled 14A information, filed with the SEC on April 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2016

VMware, Inc.

By:	/s/ Zane Rowe
Zane Rowe
Chief Financial Officer and Executive Vice President